                                                                   Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                     13-5266470
                                                     (I.R.S. employer
                                                     identification no.)

399 Park Avenue, New York, New York                  10043
(Address of principal executive office)              (Zip Code)

                            -----------------------

                     UNITED PARCEL SERVICE OF AMERICA, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                    95-1732075
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)


55 Glenlake Parkway N.E.
Atlanta, Georgia                                            30328
(Address of principal executive offices)                    (Zip Code)

                            -------------------------

                          8 3/8% Debentures due 2030
                       (Title of the indenture securities)

Item 1.  General Information.

              Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Name                                      Address
              ----                                      -------
              Comptroller of the Currency               Washington, D.C.

              Federal Reserve Bank of New York          New York, NY
              33 Liberty Street
              New York, NY

              Federal Deposit Insurance Corporation     Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

Item 16.      List of Exhibits.

              List below all exhibits filed as a part of this Statement of Eligibility.

              Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

              Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

              Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

              Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

              Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

              Exhibit 5 - Not applicable.

              Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

              Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1997 - attached)

              Exhibit 8 - Not applicable.

              Exhibit 9 - Not applicable.


                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of December, 1997.



                                      CITIBANK, N.A.

                                      By   /s/Carol Ng
                                           -----------
                                           Carol Ng
                                           Vice President

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                             ASSETS
                                                              Thousands
                                                              of dollars
Cash and balances due from
    depository institutions:
    Noninterest-bearing balances
    and currency and coin ...........................       $   6,529,000
Interest-bearing balances ...........................          12,319,000
Held-to-maturity securities .........................                   0
Available-for-sale securities .......................          28,477,000
    Federal funds sold and
    securities purchased under
    agreements to resell ............................          11,422,000
Loans and lease financing receivables:
    Loans and Leases, net of
    unearned income ..................  $ 151,679,000
    LESS: Allowance for loan
    and lease losses .................      4,253,000
                                        -------------
Loans and leases, net of
    unearned income, allowance,
    and reserve .....................................         147,426,000
Trading assets ......................................          31,496,000
Premises and fixed assets (includ-
    ing capitalized leases) .........................           3,380,000
Other real estate owned .............................             651,000
Investments in unconsolidated
    subsidiaries and associated
    companies .......................................           1,284,000
Customers' liability to this bank
    on acceptances outstanding ......................           2,023,000
Intangible assets ...................................             177,000
Other assets ........................................           8,745,000
                                                            -------------
TOTAL ASSETS ........................................       $ 253,929,000
                                                            =============
                             LIABILITIES
Deposits:
    In domestic offices .............................       $  35,919,000
    Noninterest-bearing...............    $12,462,000
    Interest-bearing .................     23,457,000
                                        -------------
In foreign offices, Edge and
    Agreement subsidiaries, and
    IBFs ............................................         138,955,000
    Noninterest-bearing...............      9,790,000
    Interest-bearing..................    129,165,000
                                        -------------
Federal funds purchased and
    securities sold under
    agreements to repurchase ........................           6,161,000
Trading liabilities .................................          24,966,000
Other borrowed money (includes
mortgage indebtedness and obligations
under capitalized leases):
    With a remaining maturity of one
    year or less ....................................           9,351,000
    With a remaining maturity of more
    than one year through three years ...............           2,916,000
    With a remaining maturity of more
    than three years ................................             915,000
Bank's liability on acceptances
    executed and outstanding.........................           2,024,000
Subordinated notes and
    debentures ......................................           5,400,000
Other liabilities ...................................           9,856,000
                                                            -------------
TOTAL LIABILITIES ...................................       $ 236,463,000
                                                            =============
                             EQUITY CAPITAL
Perpetual preferred stock
    and related surplus .............................                   0
Common stock ........................................       $     751,000
Surplus .............................................           7,387,000
Undivided profits and capital re-
    serves ..........................................           9,254,000
Net unrealized holding gains (losses)
    on available-for-sale securities ................             737,000
Cumulative foreign currency
    translation adjustments .........................            (663,000)
                                                            -------------
TOTAL EQUITY CAPITAL ................................       $  17,466,000
                                                            =============
TOTAL LIABILITIES, LIMITED-
    LIFE PREFERRED STOCK, AND
    EQUITY CAPITAL ..................................       $ 253,929,000
                                                            =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS